                                                                    Exhibit 21.1

                      Subsidiaries of Datatec Systems, Inc.

Subsidiary                      Jurisdiction of Incorporation       Percentage Owned
----------                      -----------------------------       ----------------

Datatec Industries, Inc.        New Jersey                          100%

HH Communications               Illinois                            100%
of Illinois, Inc.

Signatel, Ltd.                  Canada                              100%